Exhibit 4.1

Neither this warrant nor the shares of common stock issuable upon exercise of this warrant have been registered or qualified under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws. Neither this warrant nor the shares of common stock issuable upon exercise of this warrant may be offered, sold, pledged, assigned or otherwise transferred without the consent of Cardium Therapeutics, Inc. and unless registered or qualified under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom and Cardium Therapeutics, Inc. receives an opinion of counsel satisfactory to Cardium Therapeutics, Inc. and its legal counsel that such sale, pledge, assignment or transfer is exempt from the registration requirements of the Securities Act.

Date of Issuance: March 8, 2006	Warrant to Purchase ______
Shares of Common Stock

CARDIUM THERAPEUTICS, INC.

COMMON STOCK PURCHASE WARRANT

Not Transferable or Exercisable

Except Upon Conditions Herein Specified

SECTION 1. WARRANT.

For value received, on the terms and conditions set forth herein, Holder is entitled to purchase from the Company, at the Exercise Price, the number of Shares set forth above. This Warrant is being issued pursuant to an employment or consulting agreement or other form of employment or service arrangement by and between the Company and Holder.

SECTION 2. DEFINITIONS.

Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Applicable Laws” means any and all laws, rules and regulations of whatever jurisdiction applicable to the issuance and transfer of this Warrant and Shares, including, without limitation, applicable provisions of the Code, federal and state securities laws, and state corporate law.

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Change in Control” means (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately before such merger, consolidation or other reorganization; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by persons who held the Company’s securities immediately before such transaction.

(d) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall also include any successor provision, and any regulations promulgated under such section or successor provision.

(e) “Company” means Cardium Therapeutics, Inc., a Delaware corporation, and any Parent or Subsidiary, or any successors thereto.

(f) “Consultant” means any person, other than an Employee or Director, engaged by the Company to render bona fide consulting or advisory services to the Company; provided such services are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction or directly or indirectly with the promotion or maintenance of a market for the Company’s securities.

(g) “Continuous Service” means that the provision of services to the Company in any capacity of Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence; (ii) transfers within the Company or among the Company and its Parent or Subsidiaries, in any capacity of Employee, Director or Consultant; or (iii) any change in status as long as the individual remains in the service of the Company in any capacity of Employee, Director or Consultant (except as otherwise may be provided herein). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(h) “Date of Issuance” means March 8, 2006.

(i) “Director” means any individual who is a member of the Board.

(j) “Disability” means that Holder is unable to carry out the responsibilities and functions of the position held by the Holder by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. Holder shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board in its discretion.

(k) “Employee” means any person, including an Officer or Director, who is in the employ of the Company, subject to the control and direction of the Company as to both the work to be performed and the manner and method of performance.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m) “Exercise Price” means the amount for which one (1) Share may be purchased upon exercise of this Warrant, which shall initially be the Fair Market Value of a Share on the Date of Issuance, and as may be adjusted from time to time as provided for herein.

(n) “Expiration Date” means 5:00 p.m., Pacific Time, on March 7, 2016.

(o) “Fair Market Value” means with respect to each Share the last reported sale price of the Company’s Shares as reported on the Nasdaq system, or, if there have been no sales on such day, the average of the highest bid and lowest ask price on such day as reported by the Nasdaq system, or any similar organization if the Nasdaq is no longer reporting such information, either (i) on the Date of Issuance for purposes of determining the initial Exercise Price; or (ii) for all other purposes herein, (A) on the date which the notice of exercise is deemed to have been sent to the Company (the “Notice Date”) or (B) over a period of five (5) trading days preceding the Notice Date, whichever of (A) or (B) is greater. If on the date for which the current fair market value is to be determined, the Shares are not listed on any securities exchange or quoted on the Nasdaq system or the over-the-counter market, the current fair market value of the Shares shall be as determined by the Board in good faith or as required to be determined by Applicable Laws. The Board’s determination of Fair Market Value shall be conclusive and binding on all persons.

(p) “Holder” means the individual named on the signature page hereto.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, and, in addition, a limited liability company, partnership or other entity which controls fifty percent (50%) or more of the voting power of the Company.

(s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Share” means one (1) share of the Company’s common stock, with a par value of $0.0001 per Share.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, and, in addition, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests.

(v) “Termination Date” means (except as otherwise set forth herein), the first to occur of: (i) the Expiration Date; (ii) three (3) months following termination of the Holder’s Continuous Service, other than for cause or from death or disability; (iii) the date of termination of Holder’s Continuous Service for cause; (iv) twelve (12) months following the death of the Holder, or termination of the Holder’s Continuous Service as a result of the Holder’s disability; or (v) a sale, merger, reorganization, dissolution or liquidation to the extent provided herein.

(w) “Vested Shares” means, on any relevant date, provided the Holder’s Continuous Service has not terminated, and Holder is not then in default of any condition of his or her employment, and has not on any relevant date or at any time since the Date of Issuance had his or her authority or responsibilities suspended by either the Board or the President or Chief Executive Officer of the Company, the number of Shares that have become fully vested and capable of being purchased following exercise of this Warrant in accordance with the following vesting schedule: (i) prior to March 8, 2007, none of the Shares underlying this Warrant shall be vested and capable of being purchased following exercise of this Warrant; (ii) on March 8, 2007, 34% of the Shares underlying this Warrant shall become fully vested and capable of being purchased following exercise of this Warrant; and (iii) on the eighth day of each month thereafter, an additional 2.75% of the Shares underlying this Warrant shall become fully vested and capable of being purchased following exercise of this Warrant.

SECTION 3. RIGHT TO EXERCISE.

(a) Exercisability. Subject to the conditions set forth herein, all or part of this Warrant may be exercised from time to time before the Termination Date in an amount not to exceed the number of Vested Shares on such date of exercise less the number of Shares previously acquired upon a previous exercise of this Warrant, if any.

(b) Stockholder Approval. Notwithstanding any other provision of this Warrant, Holder shall have no right, under any circumstances, to exercise this Warrant, or any portion thereof, before the valid authorization of all of the Shares subject to issuance pursuant to this Warrant and, if determined necessary in the discretion of the Board, the approval of this Warrant by the Company’s stockholders.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. This Warrant is exercisable by delivery of a notice of exercise in the form attached hereto as Exhibit A (“Notice of Exercise”). The Notice of Exercise shall specify the election to exercise this Warrant, the number of Shares for which it is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of this Warrant or otherwise. The Notice of Exercise shall be completed and signed by the person exercising the Warrant and delivered to the Company with payment in a form permissible under this Warrant for the full amount of the Exercise Price for the Shares with respect to which the Warrant is exercised. If this Warrant is being exercised by the representative of the Holder, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Warrant. This Warrant, or any part thereof, shall be deemed to be exercised for such number of Shares specified upon receipt by the Company of such fully executed Notice of Exercise.

(b) Payment of Exercise Price. The Exercise Price for the Shares to be issued upon exercise of all or a portion of this Warrant shall be paid upon exercise and shall consist entirely of cash or its equivalent, including check or wire transfer, in United States dollars, or such other consideration or method of payment to the extent consistent with Applicable Laws and approved in writing by the Board.

(c) Withholding Taxes. If the Company or any Parent or Subsidiary determines that it is required to withhold any tax as a result of the exercise of all or a portion of this Warrant, the Holder, as a condition to the exercise of this Warrant, hereby authorizes withholding from payroll and any other amounts payable to the Holder, and otherwise agrees to make arrangements satisfactory to the Company to enable it to satisfy all federal, state, local and foreign tax withholding requirements. The Holder also authorizes withholding from payroll and any other amounts payable to the Holder, and otherwise agrees to also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the transfer or other disposition of any Shares purchased by exercising this Warrant. The Holder is cautioned that this Warrant is not exercisable unless the tax withholding obligations of the Company are satisfied. Accordingly, the Holder may not be able to exercise this Warrant when desired, even though the Warrant is vested, and the Company shall have no obligation to issue a certificate for such Shares or release such Shares to the Holder. At the discretion of the Company, Holder may satisfy withholding obligations, in whole or in part, by (i) electing to have the Company withhold from the Shares to be issued upon award, vesting or exercise of the Warrant, that number of Shares having a Fair Market Value equal to the amount required to be withheld, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld.

(d) Issuance of Shares. After receiving a proper Notice of Exercise and payment of the Exercise Price, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Warrant has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising the Warrant. No Shares shall be issued pursuant to the exercise of this Warrant unless such issuance and exercise complies with Applicable Laws and the terms and conditions of this Warrant.

(e) Restrictions on Issuance of Shares. The issuance of Shares upon exercise of this Warrant shall be subject to compliance with all Applicable Laws. This Warrant may not be exercised if the issuance of Shares upon exercise would constitute a violation of any Applicable Laws or the requirements of any stock exchange or market system upon which the Shares may then be listed. The Holder is cautioned that this Warrant may not be exercised unless the foregoing conditions are satisfied. Accordingly, the Holder may not be able to exercise this Warrant when desired even though the Shares underlying the Warrant are vested. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to this Warrant shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of this Warrant, the Company may require the Holder to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Laws and to make any representation or warranty with respect thereto as may be requested by the Company.

(f) Fractional Shares. The Company shall not be required to issue a fraction of a Share upon the exercise of this Warrant. In lieu of the issuance of a fraction of a Share, the Shares issuable pursuant to an exercise shall be rounded to the next lower whole Share.

SECTION 5. NONTRANSFERABILITY.

Except as otherwise provided herein or as approved by the Board, this Warrant may not be sold, assigned, transferred, pledged or otherwise alienated or hypothecated in any manner except by will or by the laws of descent and distribution. Following the death of the Holder, this Warrant, to the extent provided herein, may be so exercised by the Holder’s legal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This Warrant shall terminate and may no longer be exercised (except as otherwise set forth herein) on the Expiration Date.

(b) Termination of Continuous Service (except by death or disability). If Holder’s Continuous Service terminates for any reason other than death or disability, then this Warrant shall expire on the earliest to occur of the following:

(i) The Expiration Date;

(ii) The date three (3) months from the date of such termination for any reason other than cause, death or disability; or

(iii) The date of the termination of the Holder’s Continuous Service for cause.

In the event there is a separate employment and/or consulting agreement (a “Service Agreement”) in effect between Holder and the Company or any Subsidiary on the date of the termination of the Holder’s Continuous Service, then “cause” as used herein shall be determined in accordance with the definition of “cause” as set forth in such Service Agreement. If Holder’s Continuous Service terminates for any reason other than cause, death or disability, the Holder may exercise this Warrant during the applicable periods set forth above, but only as to the Vested Shares as of the date of such termination, and only to the extent that the Holder was otherwise entitled to exercise this Warrant at the date of such termination. To the extent that Holder was not entitled to exercise the Warrant at the date of such termination, and to the extent that the Holder does not exercise this Warrant (to the extent otherwise so entitled) within the time specified herein, this Warrant shall terminate. When Holder’s Continuous Service terminates, this Warrant shall expire immediately with respect to the number of Shares that are not Vested Shares on the date of such termination.

(c) Death of Holder. If Holder’s Continuous Service terminates as a result of Holder’s death, or if Holder dies during the exercise periods set forth in Section 6(b) above, the Holder’s estate or a person who acquired the right to exercise this Warrant by bequest or inheritance may exercise this Warrant, but only as to the Vested Shares at the date of such termination and only within twelve (12) months following the date of death (but in no event later than the Expiration Date), and only to the extent that the Holder was entitled to exercise it at the date of death. To the extent that Holder was not entitled to exercise this Warrant at the date of death, and to the extent that the Holder’s estate or a person who acquired the right to exercise this Warrant does not exercise this Warrant (to the extent otherwise so entitled) within the time specified herein, this Warrant shall terminate. This Warrant shall expire immediately with respect to the number of Shares that are not Vested Shares on the date of such termination.

(d) Disability of Holder. If Holder’s Continuous Service terminates as a result of the Holder’s Disability, the Holder may exercise this Warrant, but only as to the Vested Shares at the date of such termination and only within twelve (12) months from the date of such termination (but in no event later than the Expiration Date), and only to the extent that the Holder was entitled to exercise it at the date of such termination. To the extent that Holder was not entitled to exercise this Warrant at the date of such termination, and to the extent that the Holder does not exercise this Warrant (to the extent otherwise so entitled) within the time specified herein, this Warrant shall terminate.

SECTION 7. ADJUSTMENTS.

(a) Adjustments. Subject to any required action by stockholders of the Company, the number of Shares issuable upon exercise of this Warrant and the Exercise Price, as well as any other terms that the Board determines require adjustment, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Shares, or similar transaction affecting the Shares; (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or (iii) as the Board may determine in its discretion, any other transaction with respect to Shares including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board and its determination shall be final, binding and conclusive. Except as the Board determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares issuable upon exercise of this Warrant or the Exercise Price. Notwithstanding the foregoing, the number of Shares subject to any Award shall always be a whole number. Except as provided herein, Holder shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, this Warrant shall terminate immediately before the dissolution or liquidation of the Company unless otherwise provided by the Board.

(c) Reorganizations. In the event of any merger, consolidation or reorganization of the Company with or into another corporation (other than a Change in Control) that results in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof, there shall be substituted, on an equitable basis as determined by the Board in its discretion, for each Share then issuable pursuant to this Warrant, the number and kind of shares of stock, other securities, cash or other property to which holders of the Company’s common stock will be entitled pursuant to the transaction.

(d) Change in Control. In the event of a Change in Control, this Warrant may be assumed or an equivalent warrantor right substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation does not assume or substitute for this Warrant, then this Warrant shall become fully exercisable. If this Warrant becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in

Control, the Company shall notify the Holder that the Warrant shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Warrant shall terminate upon the expiration of such period. For the purpose of this Section 7(d), the Warrant shall be considered assumed if, following the Change in Control, the Warrant confers the right to purchase or receive, for each Share subject to the Warrant immediately before the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Warrant, for each Share subject to the Warrant, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control. With respect to Warrants that are assumed or substituted for, if within eighteen (18) months following the Change in Control the Holder is involuntarily terminated by the successor corporation or one of its affiliates for a reason other than cause, then the Warrant held by such Holder shall become fully exercisable unless otherwise specified herein or the Holder’s employment agreement, if any.

SECTION 8. RESTRICTIONS ON TRANSFER AND SALE.

(a) Notice of Sales. The Holder shall dispose of any Shares acquired pursuant to this Warrant only in accordance with the provisions of this Warrant. In addition, the Holder shall promptly notify the Chief Financial Officer of the Company if the Holder disposes of any of the Shares acquired pursuant to this Warrant within one (1) year after the date the Holder exercises all or part of the Warrant or within two (2) years after the Date of Issuance. Until such time as the Holder disposes of such Shares in a manner consistent with the provisions of this Warrant, unless otherwise expressly authorized by the Company, the Holder shall hold all Shares acquired pursuant to this Warrant in the Holder’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Warrant and the two-year period immediately after the Date of Issuance. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing Shares acquired pursuant to this Warrant requesting the transfer agent for the Company’s stock, if any, to notify the Company of any such transfer. The obligation of the Holder to notify the Company of transactions described in this section shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

(b) Legends. The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Warrant. The Holder shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Warrant in the possession of the Holder in order to carry out the provisions of this section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

(i) “The securities evidenced by this certificate have not been registered or qualified under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws. The securities may not be offered, sold, pledged, assigned or otherwise transferred without the consent of the Company. and unless registered or qualified under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom and the Company receives an opinion of counsel satisfactory to the Company and its legal counsel that such sale, pledge, assignment or transfer is exempt from the registration requirements of the Securities Act.”

(ii) Any legend required to be placed thereon under Applicable Laws.

(c) Public Offering. The Holder hereby agrees that in the event of any underwritten public offering of stock made by the Company pursuant to an effective registration statement filed under the Securities Act the Holder shall not directly or indirectly offer, sell, contract to sell, loan, pledge, hypothecate, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, make any short sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares of the Company or any rights to acquire stock of the Company without the prior written consent of the Company or its underwriters. Such restriction shall be in effect for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed eighteen (18) months from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to Shares registered in the public offering under the Securities Act. The Holder shall be subject to this section provided, and only if, the Officers and Directors of the Company are also subject to similar arrangements.

(d) No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other Applicable Laws. The Company shall not be obligated to take any affirmative action to cause the sale of Shares under this Warrant to comply with any law.

SECTION 9. MISCELLANEOUS PROVISIONS.

(a) Governing Law. This Warrant shall be governed by, and construed in accordance with, the substantive laws, but not the choice of law rules, of the State of Delaware.

(b) Severability. If any provision of this Warrant shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Warrant, and the Warrant shall be construed and enforced as if the illegal or invalid provision had not been included.

(c) Rights as a Stockholder. Neither the Holder nor any beneficiary shall have any rights or privileges as a stockholder with respect to any Shares subject to this Warrant, including voting and dividend rights, unless and until certificates representing such Shares shall have been issued, recorded on the books of the Company or of a duly authorized transfer agent of the Company, and delivered to the Holder (or beneficiary). No adjustment shall be made for dividends, distributions or other rights for which the record date is before the date such certificate is issued, except as otherwise may be provided herein.

(d) No Retention Rights. If the Holder is an Employee, the Holder understands and acknowledges that, except as otherwise provided in a separate, written employment agreement, if any, between the Company and the Holder, the Holder’s employment is “at will” and is for no specified term. Nothing in this Warrant shall be construed to confer upon the Holder any right with respect to Holder’s continuous employment or service to the Company, nor shall it interfere in any way with any right of the Company or Holder to terminate the Holder’s employment or service at any time, with or without cause, and with or without notice.

(e) Binding Effect. Subject to the restrictions on transfer set forth herein, this Warrant shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(f) Confidentiality. Holder undertakes and agrees, as a condition precedent to exercising any part of this Warrant, and as a condition subsequent, following any such exercise, to keep and maintain the terms of this Warrant confidential and not to discuss any aspect or term of this Warrant with any other Employee or other party, including without limitation, the existence of this Warrant, the number of Shares underlying this Warrant, or any other term of this Warrant.

(g) Modification or Amendment. This Warrant may be modified or amended only in writing signed by the parties hereto.

(h) Entire Agreement. This Warrant constitutes the entire understanding and agreement of the Holder and the Company with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the Holder and the Company with respect to such subject matter other than those set forth or provided for herein. To the extent contemplated herein, the provisions of this Warrant shall survive any exercise of the Warrant and shall remain in full force and effect.

(i) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Warrant. Except when otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is intended to include the conjunctive as well as the disjunctive.

[Signatures on following page.]

HOLDER		CARDIUM THERAPEUTICS, INC.

By:		By:
	(Signature)		Tyler Dylan, Chief Business Officer

Printed Name:	Date:

State of Residence:

Date:

CONSENT OF SPOUSE

The undersigned spouse of Holder has read and hereby approves the terms and conditions of the Warrant. In consideration of the Company granting his or her spouse the right to buy Shares as set forth in the Warrant, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Warrant and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Warrant.

Spouse of Holder

Consent of Spouse

EXHIBIT A

CARDIUM THERAPEUTICS, INC.

NOTICE OF EXERCISE

Cardium Therapeutics, Inc. (“Company”)

3611 Valley Centre Drive, Suite 525

San Diego, CA 92130

Attention: Chief Financial Officer

To exercise all or a portion of your Warrant, you must complete this form in its entirety, sign where indicated, and return it with full payment of the exercise price for the shares you wish to acquire to the Company’s Chief Financial Officer at the address indicated above.

1. Holder Information.

Name:                                                                   (“Purchaser”)                 Social Security Number:

Address:

____________________________________________________________________________________________

2. Warrant Information.

Date	of Issuance: Total Number of Shares Underlying Warrant:

Exercise Price per Share:

3. Exercise Information.

Number of shares of common stock of the Company for which the Warrant is being exercised now:                      (These shares are referred to below as the “Purchased Shares.”)

Form of payment:

☐	Check for $ made payable to Cardium Therapeutics, Inc.

☐	Other:

Names in which the Purchased Shares should be registered (you must check one):

☐	In my name only

☐	In the names of my spouse and myself as community property

☐	In the names of my spouse and myself as joint tenants with right of survivorship

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The certificate for the Purchased Shares should be sent to the following address:

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

4. Representations and Acknowledgements of Purchaser.

(a) Purchaser hereby confirms, represents and warrants to the Company that, in the event a registration statement filed with the Securities and Exchange Commission and in appropriate states is not currently effective, the Purchased Shares are being acquired for investment only, and not with a view to, or for resale in connection with, any distribution thereof.

(b) Purchaser represents that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the acquisition of the Purchased Shares, and by reason of Purchaser’s financial and business experience, either alone or together with any purchaser representative, Purchaser has the capacity to protect Purchaser’s interest in connection with the acquisition of the Purchased Shares.

(c) Purchaser will not sell or dispose of the Purchased Shares in the absence of a registration statement in effect or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required. Purchaser further understands that the Purchased Shares may need to be held indefinitely and that the certificate representing the Purchased Shares may bear a restrictive legend in accordance with the Securities Act of 1933, as amended, and as required by such other state or federal law or regulations applicable to the delivery of the Purchased Shares.

(d) Purchaser acknowledges that Purchaser has received and had access to such information as Purchaser considers necessary or appropriate for deciding whether to invest in the Purchased Shares and that Purchaser had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(e) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Purchased Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Purchased Shares and that Purchaser is not relying on the Company for any tax advice.

(f) Purchaser is aware that Purchaser’s investment in the Company is speculative and is subject to risk of complete loss. Purchaser represents and warrants to the Company that Purchaser is able, without impairing Purchaser’s financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of Purchaser’s investment in the Purchased Shares.

(g) Purchaser acknowledges that Purchaser is acquiring the Purchased Shares subject to all other terms and conditions of the Warrant being exercised.

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5. Entire Agreement; Governing Law. The Warrant is incorporated herein by reference. This Notice of Exercise and the Warrant constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This Notice of Exercise is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

By my signature below, I hereby elect to purchase the number of shares of the Company’s common stock set forth in Section 3 above, under and pursuant to this Notice of Exercise and the Warrant.

PURCHASER:

Signature

Date:

ACCEPTED BY:

CARDIUM THERAPEUTICS, INC.

By:

Printed Name:

Title:

Date Received:

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